Exhibit 10.1

FORM OF PRE-FUNDED COMMON STOCK PURCHASE WARRANT

VIRGIN GALACTIC HOLDINGS, INC.

Issue Date: December 18, 2025

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, the investor or its assigns (the “Holder”) in whose name(s) the Warrant is registered in the Warrant Register (as defined below) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the sixth (6th) Business Day after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”), to subscribe for and purchase from VIRGIN GALACTIC HOLDINGS, INC., a Delaware corporation (the “Company”), up to the number of shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) registered in the name of such Holder in the Warrant Register. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 3(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated December 9, 2025, among the Company and the Holders signatory thereto.

Section 2. Appointment of Warrant Agent. The Company hereby appoints Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”) to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth herein. References herein to Company shall apply equally to the Warrant Agent, to the extent applicable.

Section 3. Exercise.

a. Exercise of Warrant. Exercise of the purchase rights (as defined below) represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Warrant Agent of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached as Exhibit A hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days (as defined in Section 3(c) herein) and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 3(e)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by certified check payable to the order of the Warrant Agent or by wire transfer to an account specified by the Company unless the cashless exercise procedure specified in Section 3(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any defective Notice of Exercise within one (1) Trading Day of receipt of such notice.

b. Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c. Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 3(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 3(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the Principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 3(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, as of any date, the bid price of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day to 4:00 p.m. (New York City time).

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed on and quoted for trading, and which, as of the Initial Exercise Date is The New York Stock Exchange.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“VWAP” means, as of any date, the volume weighted average price per share (rounded to the nearest second decimal place) of the Common Stock, or any successor security thereto, on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and the Holder) from 9:30 a.m. (New York City time) on the Trading Day to 4:00 p.m. (New York City time).

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 3(c).

d. [Reserved]

e. Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the

Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (A) the earlier of (i) two (2) Trading Days and (ii) the number of days comprising the Standard Settlement Period, in each case after the delivery to the Company of the Notice of Exercise and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the Fast Automated Securities Transfer (“FAST”) program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s Principal Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. [Reserved].

iii. Rescission Rights. If the Company fails to cause the Warrant Agent to transmit to the Holder the Warrant Shares pursuant to Section 3(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached as Exhibit B hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Warrant Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

f. Beneficial Ownership Limitation. Notwithstanding anything in this Warrant to the contrary, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and shall be cancelled ab initio and treated as if never made, to the extent that, after giving effect to an exercise set forth on an applicable Notice of Exercise, a Holder, together with the Holder’s Attribution Parties (as defined below), would collectively Beneficially Own (as defined below) a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by such Holder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised and non-cancelled portion of this Warrant Beneficially Owned by such Holder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted or non-cancelled portion of any other securities of the Company (including any warrants) Beneficially Owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Other than as set forth in the previous sentence, for purposes of this Section 3(f), Beneficial Ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations promulgated thereunder. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Company’s most recent periodic or annual filing with the U.S. Securities and Exchange Commission (the “Commission”), as the case may be, (Y) a more recent public announcement by the Company, or (Z) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written or oral request of a Holder, the Company shall, within two Trading Days thereof, confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by such Holder or any of its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. In the event that the issuance of shares of Common Stock to a Holder upon exercise of this Warrant would result in such Holder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder and its Attribution Parties shall not have the power to vote or to transfer the Excess Shares.

The “Beneficial Ownership Limitation” shall initially be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant held by the Holder or its Attribution Parties (to the extent permitted pursuant to this Section 3(f)); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by the Holder to the Company, the Holder may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of Common Stock upon exercise of this Warrant held by the Holder or its Attribution Parties, and the provisions of this Section 3(f) shall continue to apply. Upon any increase or decrease of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further increased or decreased by the Holder without first providing the minimum written notice required by the immediately preceding sentence. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of the Holder or any of its Affiliates (and vice versa).

“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the date of this Warrant, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Owns” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance hereunder.

Section 4. Adjustments and Other Rights.

a. Dividends and Distributions. Subject to the provisions of this Section 4(a), if the Company shall, at any time or from time to time after the Initial Exercise Date, make or declare, or fix a record date for the determination of holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants), options, or other convertible securities in respect of outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants)), cash, or other property, then, and in each such event, the Holder shall receive, simultaneously with the distribution to the holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants), the kind and amount of securities of the Company, cash, or other property which the Holder would have been entitled to receive had its Warrants been exercised in full into Warrant Shares on the date of such event (without regard to any limitations on exercise thereof, including the Beneficial Ownership Limitation), giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided, however, to the extent that the Holder’s right to participate in any such distribution would result in the Holder exceeding the Beneficial Ownership Limitation, if applicable, then the Holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation, if applicable.

b. Common Stock Dividends and Splits; Subdivision, Reverse Stock Splits or Combination of Common Stock. If the Company shall, at any time or from time to time after the Initial Exercise Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) into a greater number of shares or securities, the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to any such dividend, distribution, or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) into a smaller number of shares or securities, the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(b) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

c. Distributions of Warrants or Rights. In addition to any adjustments pursuant to this Section 4, if at any time after the Initial Exercise Date the Company grants, issues or sells any rights to purchase shares, warrants, securities or other property pro rata to the record holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock (or other securities at the time issuable upon exercise of the Warrants) acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock (or other securities at the time issuable upon exercise of the Warrants) are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that any Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent, and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d. Acquisition Transactions. In case of any Acquisition Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4(b)), notwithstanding anything to the contrary contained herein, (a) the Company shall notify the Holder in writing of such Acquisition Transaction or reclassification as promptly as practicable (but in no event later than ten Business Days prior to the effectiveness thereof), (b) the Warrant shall immediately become nonforfeitable, and subject to clause (c) below, become immediately exercisable upon consummation of such Acquisition Transaction or reclassification, and (c) solely in the event of an Acquisition Transaction that is a Business Combination or a reclassification, the Holder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire, or, at the election of the Holder, this Warrant shall be exchanged for, the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification without regard to any limitations on exercise contained herein. If an exercise of any portion of this Warrant is to be made in connection with an Acquisition Transaction, such exercise may, at the election of the Holder, be conditioned upon the consummation of such Acquisition Transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such Acquisition Transaction. In determining the kind and amount of stock, securities, or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder shall receive upon exercise of this Warrant. The Company, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein (including, for the avoidance of doubt, an equitable adjustment to the Exercise Price to give effect to such Business Combination), and the Company shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

e. Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4 (i) shall be made to the nearest one-hundredth (1/100th) of a share, as the case may be, and (ii) to the extent approved by the board of directors of the Company (the “Board”) and absent any manifest error, shall be binding on the parties hereto. Any provision of this Section 4 to the contrary notwithstanding, no adjustment to the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one-tenth (1/10th) of a share of Common Stock, or more, provided, however, that any such adjustments that have been deferred shall become immediately applicable in connection with an exercise of the Warrants regardless of amount.

f. Timing of Issuance of Additional Securities Upon Certain Adjustments. In any event in which (a) the provisions of this Section 4 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Holder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Holder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment; provided, however, that the Company upon request shall promptly deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares (or other property, as applicable) upon the consummation of such event.

g. Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 4, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Holder as promptly as practicable after the event giving rise to the adjustment; provided that, to the extent any such statement contains material non-public information, the Company shall, simultaneously with the delivery of such statement to the Holder, disclose such information (including, if it constitutes material non-public information, the cause of such adjustment) in a Current Report on Form 8-K.

h. Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock. If the Company at any time decreases the par value per share of the unissued Warrant Shares, the Exercise Price shall be decreased to equal the decreased par value per share.

i. No Impairment. The Company shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action that would (a) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (b) entitle the Holder to an adjustment under this Section 4 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Securities (disregarding whether or not any such Equity Securities are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

j. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall promptly take any and all action which may be necessary, including obtaining regulatory or other governmental, The New York Stock Exchange, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

k. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if, in connection with an exercise of the Warrants, the Company fails to cause the Warrant Agent to transmit to the Holder the Warrant Shares or otherwise fails to issue the Warrant Shares to the Holder on or before the Warrant Share Delivery Date in accordance with the provisions of Section 3(e), and, if after such date, the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant Shares (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

l. Abeyance. To the extent that the Holder’s right to participate in any such distributions of shares of Common Stock or derivatives related thereto due to the adjustments in this Section 4 would result in the Holder and the other Attribution Parties’ beneficial ownership exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such adjustment to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such adjustment to such extent) and the portion of such adjustment shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such adjustment (and any distributions declared or made on such initial distribution or on any subsequent distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

For purposes of this Warrant,

“Acquisition Transaction” means (a) any transaction or series of related transactions (including, for avoidance of doubt, any Business Combination) as a result of which any Person or Group (excluding the Holder or any of its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; (b) any transaction or series of related transactions in connection with a Business Combination in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to Beneficially Own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; (c) the individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board; (d) the sale of all or substantially all of the Company’s assets to another Person; (e) any other transaction constituting a “Change in Control,” “Change of Control” or other similar construct under the Secured Notes Documents; (f) any merger of the Company in which the Company is not the surviving entity; or (g) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on The New York Stock Exchange.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, sale of all or substantially all of the assets of the Company or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” means any day, other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by applicable law to be closed.

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating and Corporate Governance Committee of the Board, or (ii) the Holder shall have voted any shares of Common Stock in favor of the election of such other director to the Board.

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), including in any case any such shares, interests, participations or other equivalents issued upon any conversion, (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “Convertible Securities” and any conversion, exchange, or exercise of any outstanding convertible securities, a “Conversion”).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to the Holder (which written notice shall include certified resolutions of the Board in respect thereof). If the Holder objects in writing to the Board’s calculation of fair market value within ten Business Days after receipt of written notice thereof, and the Holder and the Company are unable to agree on the fair market value during the ten-day period following the delivery of the Holder’s objection, the appraisal procedure may be invoked by either the Company or the Holder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Holder objection. For the avoidance of doubt the Fair Market Value of cash shall be the amount of such cash.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of Common Stock or of such security, as applicable, on The New York Stock Exchange on such day. If the Common Stock or such security, as applicable, is not listed on The New York Stock Exchange as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security. For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Secured Notes” means, collectively, (i) those certain 9.80% Senior Secured Notes due 2028 issued by the Company under the Secured Notes Indenture on or about the date hereof, and (ii) any additional Secured Notes issued under the Secured Notes Indenture by the Company.

“Secured Notes Documents” means, collectively, the Secured Notes, the Secured Notes Indenture and all agreements, contracts, instruments, and documents executed in connection therewith, in each case as such agreement, contract, instrument, or document may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof.

“Secured Notes Indenture” means, collectively, (i) that certain Indenture, dated on or about the date hereof, between the Company and the Secured Notes Trustee, and (ii) any supplemental indenture entered into by the Company and the Secured Notes Trustee pursuant to such Indenture from time to time after the date hereof.

“Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the Secured Notes Indenture.

Section 5. Additional Representations and Covenants of the Company.

a. Representations. The Company represents and warrants as of the date hereof to the Holder that:

(A) The Company has full corporate powers, authority and legal right to enter into, deliver and perform its respective obligations under this Warrant and the Registration Rights Agreement, dated on or about the date hereof, between the holders party thereto and the Company (together, the “Equity Agreements”) and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate action to authorize the execution, delivery and performance by it hereof and thereof. Each of the Equity Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Holder, are in full force and effect and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) by implied covenants of good faith and fair dealing. This Warrant is duly authorized, validly issued, fully paid and nonassessable and has been issued in compliance with all applicable laws and is not subject to preemptive rights of any other stockholder of the Company, and is free and clear of all liens, except restrictions imposed by the Securities Act and this Warrant.

(B) The execution, delivery and performance by the Company of the Equity Agreements and the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (including, for the avoidance of doubt, the issuance of this Warrant and the Warrant Shares), will not (A) (x) violate or conflict with any provision of its certificate of incorporation (or analogous organizational documents) or (y) result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or material assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any applicable law or order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”); (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan; (F) require the funding or acceleration of funding of any trust or other funding vehicle of the Company; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan, except, in the case of clauses (C) through (G), as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Section 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2024.

(C) The authorized capital stock of the Company consists of (x) 700,000,000 shares of Common Stock of which, immediately prior to the execution hereof, 63,200,245 shares were issued and outstanding and no shares were held in treasury, as of November 6, 2025, and (y) 10,000,000 shares of preferred stock, $0.0001 par value per share, of which, immediately prior to the execution hereof, no shares were issued and outstanding. As of immediately prior to the execution hereof, the Company has (i) 140,318 shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (ii) 5,279,121 shares of Common Stock subject to issuance pursuant to restricted stock units, (iii) 2,500,000 shares of Common Stock available for future issuance under the Company’s employee stock purchase plan and (iv) 2,118,642 shares of Common Stock subject to issuance upon the conversion of the Existing Convertible Notes. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable (and were not issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any applicable law). Except as set forth above or pursuant to this Warrant, there are no (A) shares of capital stock or other Equity Securities or voting securities of the Company authorized, reserved for issuance, issued, or outstanding, (B) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or other Equity Securities or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other Equity Securities or voting securities, or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital stock or other Equity Securities or voting securities of the Company, excluding for the purposes hereof, any purchases of Equity Securities of the Company or any Affiliate pursuant to the Company Stock Plans pursuant to and in compliance with the requirements of Rule 10b-18 under the Exchange Act and any purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity incentive awards, issued under the Company’s equity incentive plans, (D) issued or outstanding performance awards, units, rights to receive any capital stock, or other Equity Securities or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or Equity Securities or voting securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company, or (E) voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities or voting securities of the Company. No subsidiary of the Company owns any shares of capital stock or other Equity Securities or voting securities of the Company. All options granted and shares reserved or issued pursuant to the Company’s Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan, Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan, and 2025 Employee Stock Purchase Plan (collectively, the “Company Stock Plans”) have been granted, reserved, and issued in all material respects in full compliance with their respective Company Stock Plan and applicable law. The issuance of this Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock. As of immediately prior to the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals 11.3% of the outstanding shares of Common Stock on a Fully Diluted Basis.

(D) The Common Stock is registered under Section 12(b) of the Exchange Act and listed on The New York Stock Exchange, and the Company has not received any notice of deregistration or delisting from the Commission or The New York Stock Exchange, as applicable. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other governmental authority, or of The New York Stock Exchange, preventing or suspending trading in the Common Stock of the Company has been issued, and no proceedings for such purpose are, to the Company’s knowledge, pending, contemplated or threatened. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. The issuance of this Warrant and the Warrant Shares will be made in compliance with applicable rules and regulations of the Principal Trading Market and will not require any vote of the Company’s shareholders.

(E) Since January 1, 2024, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act. The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Warrant.

(F) The Company is in material compliance with any and all applicable requirements of SOX that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. Except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The

Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(G) The Company is eligible to register the resale of the Warrant Shares to be issued to the Holder pursuant to this Warrant under a Registration Statement on Form S-3 promulgated under the Securities Act.

(H) The Company is not now, and immediately after the consummation of the transactions contemplated hereunder, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ii) Covenants. The Company hereby covenants that, from the date hereof until the Termination Date, Company shall use its reasonable best efforts to (i) maintain the listing of the Common Stock on the Principal Trading Market and (ii) maintain compliance in all material respects with all filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act, including (without limitation) to ensure that no such filings include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, in the case of any such filing that is a registration statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading).

For purposes of this Warrant,

“Equity Awards” means equity awards issued to directors, officers, employees, advisors, or consultants of the Company in connection with their employment with or service to the Company, in each case authorized by the Board and issued pursuant to the Company Stock Plans or any other compensatory equity plan or contract of the Company, including any equity plans or contracts assumed by the Company pursuant to a merger, acquisition or similar transaction.

“Existing Convertible Notes” means the Company’s 2.50% Convertible Senior Notes due 2027, issued pursuant to that certain Indenture, dated as of January 19, 2022, between the Company and U.S. Bank National Association, as trustee.

“Fully Diluted Basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company (excluding any Equity Awards that have not settled, vested, been exercised or otherwise converted but including, for the avoidance of doubt, as of the date of this Warrant, the Warrant Shares).

“Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be, expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States or applicable law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including without limitation the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industries in which the Company operates; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect if such Effect has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“SEC Reports” means the Company’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2024, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission, in each case after December 31, 2023.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Transaction Documents” means, collectively, this Warrant, the Secured Notes Documents, the Registration Rights Agreement and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

Section 6. Transfer of Warrant.

a. Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon delivery to the Warrant Agent of a written assignment of this Warrant substantially in the form of Exhibit B attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall cause the Warrant Agent to register the Warrant in the name of the assignee or assignees in the Warrant Register and in the denomination or denominations specified in such instrument of assignment.

b. [Reserved].

c. Warrant Register. The Warrant Agent shall register this Warrant, upon records to be maintained by the Warrant Agent for the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time and such registration shall be reflected on statements issued by the Warrant Agent from time to time to the Holder. On the Issue Date, the Warrant Agent shall issue and register the Warrants in such denominations and otherwise in accordance with the instructions delivered to the Warrant Agent by the Company. The Company and Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 7. Miscellaneous.

a. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

b. Appointment of Warrant Agent Successor. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant

Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

c. Warrant Agent Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

d. Warrant Agent Liability. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant or with respect to the validity or execution of this Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

e. No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 3(e)(i), except as expressly set forth in Section 4. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” and to receive the cash payments contemplated pursuant to Section 3(e)(i) and Section 4(k), in no event will the Company be required to net cash settle an exercise of this Warrant.

f. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant. The applicant for a new certificate or instrument under such circumstances shall pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement warrant.

g. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

h. Authorized Shares. The Company covenants that, at all times during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action, which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

i. Applicable Law. The validity, interpretation and performance of this Warrant shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7(k) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

j. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. For the avoidance of doubt, the foregoing shall in no way modify or qualify the right to exercise this Warrant terminating on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant or the Subscription Agreement, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

k. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

Any notice, request or other document required or permitted to be given or delivered by the Holder or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attn: Compliance Department

Email: Compliance@continentalstock.com

l. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

m. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

n. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

o. Amendment. This Warrant may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding further covenants and agreements of the Company thereafter to be observed or surrendering any rights or powers reserved to or conferred upon the Company in this Warrant. All other modifications or amendments shall require the written consent of the Company and the Holders of the Warrant exercisable for a majority of the Common Stock issuable upon exercise of the Warrant, provided, however, that any amendment, modification, waiver, or supplement to this Warrant that has a material, disproportionate, and adverse effect on any Holder (as compared to other Holders and without giving effect to such Holder’s specific tax or economic position or any other matters personal to such Holder) shall also require the approval of such Holder in order to be effective and enforceable against such Holder.

p. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

q. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

VIRGIN GALACTIC HOLDINGS, INC.

By:	/s/ Douglas Ahrens
Name: Douglas Ahrens
Title: Chief Financial Officer and Treasurer

[Signature Page to Pre-Funded Common Stock Purchase Warrant]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name: Erika Young
Title: Vice President

[Signature Page to Pre-Funded Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO: Continental Stock Transfer & Trust Company, a New York corporation

(1) Current Aggregate Beneficial Ownership of Common Stock of Holder and its Attribution Parties (prior to the exercise of this Warrant): ____________________shares of Common Stock.

(2) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(3) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 3(c).

(4) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _________ __ ____

Holder’s Signature:

Holder’s Address:

B-1